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                                                                      EXHIBIT 21



                     CAPSURE HOLDINGS CORP. AND SUBSIDIARIES
                             AS OF DECEMBER 31, 1996



                                                                                                     INCORPORATED
COMPANY                                                                                                   IN
-------                                                                                              ------------
Capsure Holdings Corp. (f/k/a Nucorp, Inc.) .....................................................      Delaware
    Capsure Financial Group, Inc.................................................................      Oklahoma
      (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
       NI Acquisition Corp.......................................................................      Texas
       Pin Oak Petroleum, Inc....................................................................      Texas
       SI Acquisition Corp.......................................................................      Texas
            Surewest Financial Corp..............................................................      South Dakota
                Surety Bonding Company of America................................................      South Dakota
                Western Surety Company...........................................................      South Dakota
                   Troy Fain Insurance, Inc......................................................      Florida
       Universal Surety Holding Corp.............................................................      Texas
            Universal Surety of America..........................................................      Texas